Exhibit 99.B(d)(18)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AQR Capital Management, LLC

As of July 8, 2009, as amended June 28, 2011, January 6, 2012, March 30, 2012, June 30,
2014, June 23, 2015 and January 11, 2016

SEI INSTITUTIONAL MANAGED TRUST

Multi-Asset Accumulation Fund

Sub-Advisory Services Pursuant to a Model Portfolio

Large Cap Fund

Tax-Managed Large Cap Fund

Small Cap Fund

Small Cap Value Fund

Large Cap Value Fund

Tax-Managed Small/Mid Cap Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AQR Capital Management, LLC

As of July 8, 2009, as amended June 28, 2011, January 6, 2012, March 30, 2012, June 30,
2014, June 23, 2015 and January 11, 2016

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Multi-Asset Accumulation Fund                                                                   [REDACTED]

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows, according to mandate strategy (e.g., Large Cap, Small Cap, Small /Mid Cap) and mandate type (e.g. Static or Dynamic):

Large Cap (versus Russell 1000, R1000 Value, R1000 Growth)

Static: core or slightly customized (stability or momentum mandate)	[REDACTED]
Dynamic: Adviser can request allocation shifts	[REDACTED]

Small Cap (versus Russell 2000, R2000 Value, R2000 Growth)

Static: core or slightly customized (stability or momentum mandate)	[REDACTED]
Dynamic: Adviser can request allocation shifts	[REDACTED]

Small /Mid Cap (versus Russell 2500, R2500 Value, R2500 Growth)

Static: core or slightly customized (stability or momentum mandate)	[REDACTED]
Dynamic: Adviser can request allocation shifts	[REDACTED]

As of the effective date of this amendment, the Sub-Adviser manages the following mandates for the Funds and will be compensated for each in accordance with the above fee rates:

Fund	Mandate Type
Tax Managed Small/Mid Cap	Small/Mid Cap Static (stability mandate)
Small Cap	Small/Mid Cap Static (stability mandate)
Small Cap Value	Small/Mid Cap Static (stability mandate)

Large Cap	Large Cap Static (core mandate)
Large Cap Value	Large Cap Static (momentum mandate)
Tax Managed Large Cap	Large Cap Static (core mandate)

SEI Funds U.S. Equity Assets Discount

“SEI Funds U.S. Equity Assets” shall mean (1) all assets for any fund of SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Canada Group of Funds, SEI Global Master Fund plc., SEI Global Assets Fund plc and SEI Global Tnvestments Fund plc that are managed by the Sub-Adviser according to the following U.S. equity strategies: Static Large Cap, Dynamic Large Cap, Static Small Cap, Dynamic Small Cap, Static Small/Mid Cap or Dynamic Small/Mid Cap.

As of the effective date of this amendment to the Agreement, the Sub-Adviser currently provides investment advisory services to “SEI Fund U.S. Equity Assets” for the following funds:

•                                          SEI Institutional Managed Trust Large Cap Fund;

•                                          SEI Institutional Managed Trust Large Cap Value Fund;

•                                          SEI Institutional Managed Trust Tax-Managed Large Cap Fund;

•                                          SEI Institutional Managed Trust Tax-Managed Small/Mid Cap Fund;

•                                          SEI Institutional Managed Trust Small Cap Fund;

•                                          SEI Institutional Managed Trust Small Cap Value Fund;

•                                          SEI Institutional Investments Trust Small Cap Fund;

•                                          SEI Institutional Investments Trust Small Cap TT Fund;

•                                          SEI Institutional Investments Trust Small/Mid Cap Fund;

•                                          SEI Institutional Investments Trust Large Cap Fund;

•                                          SEI Institutional Investments Trust Large Cap Diversified Alpha Fund;

•                                          U.S. Small Company Equity Fund (SEI Canada);

•                                          U.S. Large Company Equity Fund (SEI Canada);

•                                          SEI GMF the SEI U.S. Small Companies Fund;

•                                          SEI GMF the SEI U.S. Large Companies Fund;

As of the effective date of this amendment, the Adviser shall pay the Sub-Adviser its sub-advisory fee on the assets of each Fund, as noted above, subject to a discount as set forth in Table 1 below (the “Discount”).

The Discount to each Fund’s Portfolio Management Fee is determined by aggregating all SEI Funds U.S. Equity Assets as of each month end prior to each monthly payment to the Sub-Adviser. The Discount is applied to only those assets in excess of the Aggregate Assets Breakpoints as set forth in Table 1 below, and such Discount shall be prorated across all funds comprising SEI Funds U.S. Equity Assets.

Table 1

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	AQR Capital Management, LLC

By:	By:

/s/ William T. Lawrence	/s/ Nicole DonVito

Name:	Name:

William T. Lawrence	Nicole DonVito

Title:	Title:

Vice President	Senior Counsel & Head of Registered Products